UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2005

BIOSOURCE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26670	77-0340829

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

542 Flynn Road, Camarillo, California		93012

(Address of Principal Executive Offices)		(Zip Code)

(805) 987-0086

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 25, 2005, BioSource International, Inc. (the “Company”) received a notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Form 10-Q”). As previously announced on May 16, 2005, the Company delayed the filing of its Form 10-Q because the Company was considering and discussing with its external auditors at KPMG LLP possible changes to its long-standing accounting policy of reserving for 100 percent of the costs of manufactured antibody inventory.

The notice received from the Listing Qualifications Department indicated that the Company’s common stock would be subject to delisting from Nasdaq at the opening of business on June 3, 2005 unless the Company requested a timely hearing by a Nasdaq Listing Qualifications Panel (the “Nasdaq Panel”) to appeal such delisting determination. In accordance with Nasdaq Marketplace Rule 4820, on May 26, 2005 the Company requested a hearing by the Nasdaq Panel to appeal the delisting determination. The Company’s request for a hearing stays the delisting action pending the issuance of a written determination by the Nasdaq Panel. The Company’s common stock will remain quoted on Nasdaq pending the outcome of the appeal under the symbol “BIOIE”. The fifth character “E” has been appended to the Company’s trading symbol effective May 27, 2005. While the Company is working diligently to complete and file its Form 10-Q as promptly as practicable, the Company can provide no assurances that the Nasdaq Panel will grant the Company’s request for continued listing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 27, 2005, the Audit Committee of the Company’s Board of Directors, upon the recommendation of the Company’s management, and with the concurrence of the Company’s independent registered public accounting firm, KPMG LLP, concluded that the previously issued financial statements contained in the Company’s Annual Reports on Form 10-K for the three years ended December 31, 2004 should no longer be relied upon. The Company expects to restate its financial statements for the three years ended December 31, 2004, and make relevant adjustments to financial information for fiscal 2000 and 2001, to reflect changes to the Company’s long-standing accounting policy of reserving for 100 percent of the costs of manufactured antibody inventory. The Company does not expect a change in such policy to have any material impact on its previously reported cash flows and expects a net increase in stockholders’ equity at December 31, 2004.

The Chairman of the Audit Committee discussed the matters disclosed in this Item 4.02 with KPMG LLP.

The Company issued a press release on May 27, 2005 regarding these matters, a copy of which is attached at Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BIOSOURCE INTERNATIONAL, INC.
Date: May 31, 2005	By:	/s/ Alan I. Edrick
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of BioSource International, Inc. dated May 27, 2005.